Exhibit 10.6

                            LEASE AMENDMENT AGREEMENT

This is a Lease Amendment Agreement dated. for reference, January 4,2001 attached to and forming part of the Lease between:

890 WEST PENDER LTD., a company duly registered under the laws of the Province of British Columbia, with an office in the City of Vancouver, in the Province of British Columbia, (hereinafter called "the Landlord")

                                                               Of the first part

                                     - and -

CYPOST CORPORATION, a company pursuant to thc laws of the Province of British Columbia with offices in the City of Vancouver, in the Province of British Columbia (hereinafter called "the Tenant)

                                                              Of the second part

         WHEREAS by a Lease Agreement dated the 28th day of January, 2000 (hereinafter referred to as "the Lease"), the Landlord agreed to lease to Cypost Corporation, certain premises having an area of 652 square feet, more or less, on the lower main floor of the Development municipally known as 890 West Pender Street, Vancouver, British Columbia.

         AND WHEREAS the Tenant wishes to extend the Term of the Lease.

         NOW THEREFORE this Lease Amendment Agreement witnesses that in consideration of the mutual covenants hereafter contained, the parties hereto covenant and agree with each other that the said Lease Agreement is hereby amended effective the 1st day of February, 2001 as follows:

1)       By deleting section 3.01 in its' entirety and inserting the following:

         3.01.1 "Term"
         The Term shall be the period of One (1) year commencing on the 1st day of February, 2001 and ending on the 31st day of January 2002,

2)       By deleting section 3.02 in its' entirety and inserting the following:

         3.02.1 "Overholding"
         If at the expiration of the Term or earlier thereof the Tenant remains in possession without any further written agreement, but with the express consent of the Landlord, or in circumstances where a tenancy would thereby be implied by law, the Tenant shall be deemed to be a monthly tenant only, paying a Basic rent monthly in advance equal to two times the Basic rent as determined in accordance with Section 4.01 plus the Tenant's Proportionate Share payable in the immediately preceding Lease year and otherwise upon and subject to the same terms and conditions of this Lease excepting provisions as to length of tenancy and rights of renewal, if any, contained herein. Nothing herein contained shall preclude the Landlord from taking any action to recover possession of the Leased Premises.

2)       By deleting Section 4.0 in its' entirety and inserting the following.

         Section 4.01.1 "Basic Rent"
         The Tenant shall pay to the Landlord as annual rental for the Leased Premises yearly and every year during the Term, without any deduction, abatement, set-off or compensation whatsoever, the sum of Thirteen Thousand and Forty . . .04 ($13,040.04) Dollars payable in twelve (12) equal monthly installments of One Thousand and Eighty Six . . . 67 ($1,086.67) Dollars to be paid on the first day of each month and every calendar year of the Term.

3) By deleting Schedule "D" The deposit has been applied to the rent due Jan 01 2001.

EXCEPT as hereby expressly modified and amended the said Lease is, in all respects, ratified and confirmed and the terms, conditions and covenant shall remain in full force and effect.

WITNESS WHEREOF the parties hereto have executed this Lease Amendment Agreement, in Vancouver, British Columbia this ___day of _________________, 2001.

890 WEST PENDER LTD.

Per: /s/[Illegible]
    -----------------------------------



CYPOST CORPORATION

Per: /s/[Illegible]
    -----------------------------------

Per:
    --------------------------------------

                                      INDEX

ARTICLE 1 - INTERPRETATION
Section 1.01     Definitions
Section 1.02     Schedules
Section 1.03     Extended Meaning
Section 1.04     Headings and Captions
Section 1.05     Obligations as Covenants
Section 1.06     Entire Agreement
Section 1.07     Governing Law
Section 1.08     Severability
Section 1.09     Successors and Assign;
Section 1.10     Time of the Essence
Section 1.11     Confidential Nature of Lease
Section 1.12     Tenant Partnership

ARTICLE 2 - DEMISE

Section 2.01     Leased Premise

ARTICLES 3 - TERM

Section 3.01     Term
Section 3.02     Overholding

ARTICLE 4 - RENT

Section 4.01     Basic Rent
Section 4.02     Additional Rent
Section 4.03     Determination of Net Rental
Section 4.04     Payment of Tenant's Proportionate Share
Section 4.05     Accrual of Rent
Section 4.06     Currency and Place of Payments
Section 4.07     Additional Rent Treated as Rent
Section 4.08     Interest on Amounts in Default
Section 4.09     Net Lease to Landlord

ARTICLE 5 - GENERAL COVENANTS

Section 5.01     Landlord's Covenant
Section 5.02     Tenants Covenants

ARTICLE 6 - BUILDING SERVICES, COMMON AREAS, UTILITIES

Section 6.01     Heating, Ventilating and Air Conditioning
Section 6.02     Common Area
Section 6.03     Janitorial Services
Section 6.04     Utilities

ARTICLE 7 - USE AND OCCUPANCY OF LEASED PREMISES

Section 7.01     Use
Section 7.02     Nuisance
Section 7.03     Compliance with Laws
Section 7.04     Compliance with Rides and Regulations
Section 7.05     Signs and Advertising
Section 7.06     Disfiguration, Overloading, etc.
Section 7.07     Energy Conservation
Section 7.08     Remedial Action

ARTICLE 8 - INSURANCE

Section 8.01     Tenant's Insurance
Section 8.02     Form of Policies
Section 8.03     Release to Landlord
Section 8.04     Landlord's Insurance
Section 8.05     Insurance Risks

ARTICLE 9 - REPAIR AND DAMAGE

Section 9.01     Landlord's Obligations
Section 9.02     Tenant's Obligations
Section 9.03     Tenant's Liability
Section 9.04     Damage - Landlord's Liability
Section 9.05     Abatement and Termination

ARTICLE 10 - TAXES

Section 10.01    Taxes Payable by the Landlord
Section 10.02    Taxes Payable by the Tenant
Section 10.03    Business Taxes and Other Taxes of the Tenant
Section 10.04    Postponement
Section 10.05    Tenant to Deliver Receipts
Section 10.06    Assessment Appeals

ARTICLE 11 - ASSIGNMENT AND SUBLETTING

Section 11.01    Permitted Occupants
Section 11.02    Assignment or Subletting
Section 11.03    Change in Control
Section 11.04    Surrender
Section 11.05    Continuing Obligations
Section 11.06    Assignment by Landlord
Section 11.07    Disclaimer of Head Lease

ARTICLE 12 - STATUS CERTIFICATES, ATTORNMENT AND SUBORDINATION

Section 12.01    Status Certificates
Section 12.02    Subordination and Attornment
Section 12.03    Attorney

ARTICLE 13 - LIMITATION OF LIABILITIES

Section 13.01    Unavoidable Delay
Section 13.02    Waiver
Section 13.03    No Claim for Inconvenience
Section 13.04    Indemnity by Tenant
Section 13.05    Acceptance of Leased Premises

ARTICLE 14 - ACCESS

Section 14.01    Entry by Landlord
Section 14.02    Exhibiting Leased Premises

ARTICLE 15 - ALTERATIONS AND ADDITIONS

Section 15.01    Landlord's Alterations, etc.
Section 15.02    Tenant's Alterations
Section 15.03    Liens

ARTICLE 16 - REMEDIES OF LANDLORD ON TENANT'S DEFAULT

Section 16.01    Remedying by Landlord, Non-Payment and Interest
Section 16.02    Right to Re-Enter
Section 16.03    Bankruptcy of Tenant
Section 16.04    Right to Terminate
Section 16.05    Right to Re-Let
Section 16.06    Remedies Cumulative
Section 16.07    Waiver of Exemption from Distress

Section 16.08    Removal of Chattels

ARTICLE 17 - ENVIRONMENTAL MATTERS

Section 17.01    Restriction on Contaminants
Section 17.02    Compliance with Environmental Laws
Section 17.03    Access by Landlord
Section 17.04    Notices to Landlord
Section 17.05    Removal of Contaminants
Section 17.06    Ownership of Contaminants
Section 17.07    Indemnity
Section 17.08    Survival of Tenant's Obligations

ARTICLE 18 - MISCELLANEOUS

Section 18.01    Notices
Section 18.02    Registration of Lease
Section 18.03    Acceptance

SCHEDULE A - Plan of Leased Premises
SCHEDULE B - Plan of 890 West Pender Development
SCHEDULE C - Rules and Regulations
SCHEDULE D - Special Provisions

                              OFFICE PREMISES LEASE

THIS LEASE made the 28th day of January, 2000.

         PURSUANT TO THE "LAND TRANSFER FORM ACT, PART 2"

BETWEEN:

         890 WEST PENDER LTD., a corporation pursuant to the Laws of the Province of British Columbia under 26121, with an office in the City of Vancouver, in the Province of British Columbia (hereinafter called "the Landlord")

                                OF THE FIRST PART

AND:

         CYPOST CORPORATION, a company pursuant to the Laws of the Province of British Columbia, with an office in the City of Vancouver, in the Province of British Columbia (thereinafter called "the Tenant")

                               OF THE SECOND PART

         WITNESS that whereas the Landlord has agreed to lease to the Tenant and the Tenant has agreed to lease from the Landlord the Leased Premises (as hereinafter defined) forming part of the Development (as hereinafter defined) municipality known as 850 West Pender Street, Vancouver, British Columbia:

         NOW THEREFORE in consideration of the rents, covenants, and agreements hereinafter contained, the Parties agree as follows;

                                   ARTICLE 1
                                 INTERPRETATION

Section 1.01 -    Definitions

         In this Lease, unless there is something in the subject matter or context inconsistent therewith:

"Additional Rent" means all amounts in addition to Basic Rent payable by the Tenant to the Landlord pursuant to any provision of this Lease;

"Architect" means the architect designated from time to time by the Landlord;

"Basic Rest" means the rent specified in Section 4.01;

"Business Day" means any day which is not a Saturday, Sunday or a holiday (as defined in the Interpretation Act of British Columbia);

"Business Hours" means the period from 8:00 a.m. to 6:00 p.m. on any Business
Day;

"Business Taxes" means all taxes and license fees in respect of any business carried on by tenants or other occupants of the Development;

"Corporation Capital Tax" means the applicable amount (as hereinafter defined) of any tax or taxes payable by the Landlord under the Corporations Capital Tax Act or other legislation of British Columbia or any political subdivision thereof, based upon or computed by reference to the paid-up capital or place of business of the Landlord as determined for the purposes of such tax provided that for the purpose of this definition the phrase "applicable amount" of such tax shall mean the amount thereof that would be payable if the Development were the only establishment of the Landlord in British Columbia and any other establishments of the Landlord therein were located outside British Columbia.

"Common Area" means those portions of the Development as designated from time to time by the Landlord for the common use and enjoyment of all the tenants of the Development and their respective agents, invitees, servants, employees and licensees and includes, without limitation, the public entrance doors, halls, loading areas, public lobbies and elevators;

"Contaminants" means any explosives, radioactive materials, asbestos materials, ureaformaldehyde, chlorobiphenyls, hydrocarbon contaminants, underground tanks, pollutants, contaminants, hazardous, corrosive or toxic substances, special waste or waste of any kind or any other substance the storage, manufacture, disposal, treatment, generation, use, transport, remediation or release into the environment of which is prohibited, controlled, regulated or licensed under Environmental Laws.

"Contaminant Dealings" means the sale, storage, manufacture, disposal, treatment, generation, use, transport, remediation release into the environment of, or any other dealing with, any contaminants.

"Development" means the multi-storey office building and related parking and storage facilities located on, and including, the Lands together with any other buildings, structures or improvements erected thereon from time to time.

"Eligible Corporation" means a corporation which controls or is controlled by or under common control with the Tenant, control meaning the direct or indirect beneficial ownership of more than fifty percent (50%) of the shares of a corporation which may be voted at any meeting held for the purpose of the election of Directors of that corporation.

"Environmental Laws" means any and all statutes, laws, regulations, orders, bylaws, permits and other lawful requirements of any governmental, health or occupational health and safety, including all applicable guidelines and standards with respect to the foregoing.

"Goods and Services Tax" means the tax levied and contained in Part IX to the Excise Tax Act (Canada) and in consequential amendments to other federal statutes, as attended from time to time and any other taxes, fees, levies, charges, assessments, duties and excises (whether characterized as sales tax, purchase tax, value-added tax, goods and services tax or any other form) which are imposed on the Landlord or which the Landlord is liable to pay, and which are levied, rated, or assessed by the governmental authority whatsoever on the act of entering into this Lease or otherwise on account of this Lease, or on the use or occupancy of the Premises or any portion thereof or on the Rent or any portion thereof, or in connection with the business of renting the premises or any portion thereof, but excluding taxes and income tax under Part 1 of the Income Tax Act of Canada as of the date of this Lease.

"Indemnifier" means the person who has executed or agreed to execute the Indemnity Agreement which is attached to this Lease as schedule "E", if applicable;

"Landlord" means the Landlord and its successors and assigns;

"Landlord's Income Taxes" means all income or profits taxes upon the income of the Landlord to the extent that such taxes are not levied in lieu of taxes, rates, duties, levies and assessment against the Development or upon the Landlord in respect thereof;

"Lands" means those certain lands and premises in the City of Vancouver, British Columbia, being more particularly described as: Lots 1-3, Block 31, District Lot 541, Group 1, New Westminster District, Plan 210, City of Vancouver.

"Lease" means this Lease as from time to time amended or renewed;

"Lease Year" means a period of twelve (12) months commencing on the first day of January in each year except that:

         (i) the first Lease Year begins on the first day of the Term and ends on the last day of the calendar year in which the first day of the Term occurs, and

         (ii) the last Lease Year of the Term begins on the first day of the calendar year during which the last day of the Term occurs and ends on the last day of the Term,

provided that the Landlord may from time to time by written notice to the Tenant specify an annual date upon which each subsequent Lease year is to commence, in which event the Lease year which would otherwise be current when such annual date first occurs thereafter shall terminate on the preceding day;

"Leased Premises" means the premises in the Development shown outlined in red on Schedule "A" annexed hereto (excluding therefrom any portion of the exterior face of the Development);

"Mortgage" means any mortgage or chart (including a deed of trust and mortgage securing bonds and all indentures supplemental thereto) which may now or hereafter affect the Development;

"Mortgagee" means the mortgagee, chargee or trustee for bondholders, as the case may be, named in a Mortgage;

"Operating Costs" means the aggregate of all costs, expenses, fees, rentals and disbursements of every kind and nature, direct or indirect, incurred, accrued or attributed by or on behalf of the Landlord in the complete maintenance, repair, operation, supervision and management of the Development and, without limitation, shall include:

         (i) the cost of providing cleaning, janitorial, landscaping, supervisory, maintenance and other services;

         (ii) the cost of heating, cooling and ventilating the Development and the cost of providing water, electricity and all other utilities and services not payable by an specific tenant of the Development;

         (iii) the cost of policing and providing security for and supervision of the Development;

         (iv) the cost of all insurance in respect of the Development maintained by the Landlord, including loss of rentals insurance;

         (v) the cost of all repairs, maintenance and replacements properly chargeable against income made from time to time by the Landlord, or on its behalf, to the Development and its appurtenances and equipment, including those made with respect to the Common Areas or any Leased Premises in the Development;

         (vi) fees and expenses incurred for legal, accounting and other professional services relating to the Development;

         (vii) the fair market rental value of space in the Development, as determined by the Landlord from time to time, which would otherwise be rentable but which the Landlord uses in leasing, operating, managing or maintaining the Development;

         (viii) salaries, wages and fringe benefits of all personnel, including supervisory personnel, employed directly in the maintenance, repair, operation or management of the Development;

         (ix) amounts paid to independent contractors for any services in connection with the Development and amounts payable for the rental of any equipment, installations or signs;

         (x) all Taxes, business taxes and other taxes, if any, from time to time payable for or attributed by the Landlord to the Common Areas, and Corporation Capital Tax;

         (xi) all expenditures for equipment, systems or alterations undertaken primarily to improve the Development, conserve energy, or reduce Operating Costs unless the Landlord elects to depreciate or amortize such expenditures and thus includes them in the costs referred to in Paragraph (xii) hereinafter;

         (xii) depreciation or amortization of (a) the cost of all plant, equipment, fixtures, furnishings and artwork forming part of the Common Areas or otherwise serving the Development; (b) expenditures for equipment, systems or alterations undertaken primarily to improve the Development, conserve energy or reduce Operating Costs unless they are, pursuant to Paragraph
                  (xi) hereinbefore, charged fully in the Lease Year in which they are incurred in accordance with sound accounting principles; and (c) the costs incurred after the date of commencement of the Term for repairing or replacing all fixture, equipment and facilities comprising the Common Areas or serving the Development (including all fixtures and equipment used for heating, ventilating and air conditioning the Development) and portions of the Development (including leasable premises) which consist of foundations, exterior weather walls, structural subfloors and roofs, the structural portions of bearing walls and structural columns and beams unless they are pursuant to Paragraph (v) hereinbefore, charged fully in the Lease Year in which they are incorrect in accordance with sound accounting principles; in each case together with interest thereon at a rate equal to one Percent (1%) above the interest rate from time to time charged to the Landlord by its chartered bank at the beginning of each Lease year on the undepreciated capital cost of all such items being depreciated from time to time; and

         (xiii) an administrative and supervisory fee equal to three percent (3%) of the gross collections of all amounts (including amounts of the nature of additional Rent) from all tenants or occupants of the Development;

but shall exclude:

         (A) debt service payable upon the Landlord's financing of the Development;

         (B) any rental payments payable by the Landlord pursuant to any lease of the Lands; and

         (C) costs determined by the Landlord from time to time to be fairly allocable to the correction of construction faults;

and there shall be deducted from Operating Costs:

         (D) net proceeds received by the Landlord from its insurance policies to the extent that such proceeds relate to costs and expenses included in the Operating Costs; and

         (E) all other recoveries from tenants or occupants of the Development applicable to expenses otherwise included in Operating Costs, other than contributions to their proportionate shares of Operating Costs.

"Rent" shall mean Basic Rent and Additional Rent;

"Rentable Area" in the case of the Leased Premises means the area, expressed in square feet, set out in Section 2.01, subject to a final determination being made pursuant to Section 4.03;

"Taxes" means all taxes rates, duties, levies, fees, charges, sewer levies, local improvement rates, and assessments whatsoever, imposed, assessed, levied, rated or charged against the Development or any part hereof from time to time by any lawful taxing authority whether school, municipal, regional, provincial, federal, parliamentary or otherwise and any taxes or other amounts which are imposed in lieu of, or in addition to, any of the foregoing whether or not in existence at the commencement of the Term and whether of the foregoing character or not and any such taxes levied against the Landlord on account of its ownership of the Development or its interest therein but excluding Landlord's Income Taxes;

"Tenant" means the Tenant and its successors, assigns and legal representatives, as limited by this Lease;

"Tenant's Proportionate Share" for any period means the sum of:

         (i) an amount determined by multiplying Operating Costs for the relevant period by a fraction, calculated at or as of the end of the period;

                  (A) the numerator of which is the Rentable Area of the Leased Premises; and

                  (B) the denominator of which is the Rentable Area of the Development Less

                           (1) the areas, of any, occupied by the Landlord or its agents or contractors in order to maintain, repair, operate, manage and supervise the Development; and

                           (2) the Rentable Area of the Development which is not leased at the time of the calculation, but in no event shall such area exceed three percent (3%) of the Rentable Area of the Development; and

         (ii) if and to the extent applicable pursuant to Section 10.02(ii), the portion of Taxes payable by the Tenant to the Landlord;

"Term" means the term of this Lease as specified in Section 3.01;

"Unavoidable Delay" means any cause beyond the control of the Party affected thereby which prevents the performance by such Party of any obligation hereunder and not caused by its default or act of commission or omission and not avoidable by the exercise of reasonable effort or foresight by such Party, excluding financial inability, but including, without limitation, strikes, lockouts, or other labour or industrial disturbances, civil disturbance, acts, order, legislation, regulations or directives of any government or other public authorities, acts of the public enemy, war, riot, sabotage, blockage, embargo, shortage of materials and supplies, shortage of labour, lightning, earthquake, fire storm, hurricane, flood, washout, explosion, act of God, and delays caused by any other Party hereto other than the Party relying upon such unavoidable delay.

Section 1.02 -    Schedules

         The following Schedules of this Lease constitute part of this Lease

         Schedule "A" - Plan of Leased Premises
         Schedule "B" - Plan of 890 West Pender Street Development Schedule "C" - Rules and Regulations
         Schedule "D" - Special Provisions

Provided however, in the event of a conflict between the terms and conditions of this Lease and any Schedule, the terms and conditions of this Lease shall govern.

Section 1.03 -    Extended Meanings

         The words "hereof", "herein", "hereunder" and similar expressions used in any Section or Subsection of this Lease relate to the whole of this Lease and not to that Section or Subsection only, unless otherwise expressly provided. The use of the neuter singular pronoun to refer to the Landlord or the Tenant is deemed a proper reference even though the Landlord or the Tenant is an individual, a partnership, a corporation or a group of two or more individuals, partnerships or corporations. The necessary grammatical changes required to make the provision of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

Section 1.04 -    Headings and Captions

         The Table of Contents, Article numbers, Article headings, Section numbers and Section headings are inserted for convenience of reference only and are not to be considered when interpreting this Lease.

Section 1.05 -    Obligations as Covenants

         Each obligation of the Landlord or the Tenant expressed in this Lease, even though not expressed as a covenant, shall be a covenant for all purposes.

Section 1.06 -    Entire Agreement

         This Lease contains all of the representations, warranties, covenants agreements, conditions and understandings between the Landlord and the Tenant concerning the Leased Premises or the subject matter of this Lease and may be amended only by an agreement in writing signed by the Parties hereto.

Section 1.07 -    Governing Law

         This Lease shall be interpreted under and is governed by the Laws of the Province of British Columbia.

Section 1.08 -    Severability

         If any provision of this Lease is illegal or unenforceable it shall be considered separate and severable from the remaining provisions of this Lease, which shall remain in force and be binding as though the said provision had never been included.

Section 1.09 -    Successors and Assigns

         This Lease and everything herein contained shall inure to the benefit of and be binding upon the successors and assigns of the Landlord and the executors and administrators and permitted successors and assigns of the Tenant.

Section 1.10 -    Time of the Essence

         Time is of the essence of this Lease and of every part hereof.

Section 1.11 -    Confidential Nature of Lease

         The Tenant hereby agrees that this lease is a confidential document and that it will make no use of this Lease or any provisions hereof or information delivered to the Tenant except in connection with the tenancy created hereunder. The Landlord hereby agrees that it will not use any statements delivered by the Tenant or any Tenant's records inspected by the Landlord hereunder except for the purpose of ascertaining and verifying the amount of rental payable by the Tenant under the terms of this Lease, or except as otherwise may be required by law.

Section 1.12 -    Tenant Partnership

         If the Tenant is a partnership (the "Tenant Partnership" each person who is presently a member of the Tenant Partnership, and each person who becomes a member of any successor

Tenant partnership hereafter, shall be and continue to be liable jointly and severally for the full and complete performance of, and shall be and continue to be subject to the terms, covenants and conditions of this Lease, whether or not such person ceases to be a member of such Tenant Partnership or successor Tenant Partnership. Each person on becoming a member of the Tenant Partnership, or any successor Tenant Partnership shall enter into such further and other documents as the Landlord may reasonably require for the purposes of this Section 1.12.

                                   ARTICLE 2
                                     DEMISE

Section 2.01 -    Leased Premises

         The Landlord hereby demises and leases the Leased Premises to the Tenant for the Term, upon and subject to the covenants, conditions and agreements herein expressed. The Landlord and Tenant agree that the Rentable Area of the Leased Premises is: Six Hundred Fifty Two (652) square feet.

                                   ARTICLE 3
                                      TERM

Section 3.01 -    Term

         The Term shall be the period of one (1) year commencing on the 1st day of February, 2000 unless terminated earlier as provided in this Lease and ending on the 31st day of January, 2001.

Section 3.02 -    Overholding

         If at the expiration of the Term or earlier termination thereof the Tenant remains in possession without any further written agreement, but with the express consent of the Landlord, or in circumstances where a tenancy would thereby be implied by law, the Tenant shall be deemed to be a monthly tenant only, paying a Basic Rent monthly in advance equal to one-twelfth (1/12) of the aggregate of the Basic Rent and the Tenant's proportionate Share payable in the immediately preceding Lease Year and otherwise upon and subject to the same terms and conditions of this Lease excepting provisions as to length of tenancy and rights of renewal, if any, contained herein. Nothing herein contained shall preclude the Landlord from taking any action to recover possession of the Leased Premises.

                                   ARTICLE 4
                                      RENT

Section 4.01 -    Basic Rent

         The Tenant shall pay to the Landlord as annual rental for the Leased Premises yearly and every year during the Term, without any deduction, abatement, set-off or compensation whatsoever, the sum of Nine Thousand Three Hundred ($9,300.00) Dollars payable in twelve

(12) equal monthly installments of Seven Hundred Seventy Five ($775.00) Dollars to be paid on the fist day of each month and every calendar year of the Term. If requested by the Landlord from time to time, the Tenant will provide to the Landlord without prejudice to any other right or remedy of the Landlord a series of cheques, post-dated to the respective due dates of payments, for the amounts of the Rent and estimates on account thereof which are periodically payable under this Lease. If requested by the Landlord from time to time, the Tenant will provide to the Landlord without prejudice to any other right or remedy of the Landlord a series of cheques, post-dated to the respective dates of payments, for the amounts of the Rent and estimates on account thereof which are periodically payable under this Lease.

Section 4.02 -    [OMITTED]



Section 4.03 -    Determination of Rentable Area

         (a) The Rentable Area of the Leased Premises and the Rentable Area of the Development shall be determined in the first instance by the Landlord in accordance with the methods of measurement described in this Section. The Rentable Area of the Leased Premises, the Development or any other component of the Development shall be conclusively deemed to be the area, expressed in square feet, set out in a certificate of the Landlord or Architect.

         (b) In the case of a single tenancy floor in the Development the Rentable Area shall be all the floor area within the exterior walls calculated by measuring from the inside face of the glass of the exterior walls (without deduction for columns and projections) and including elevator lobbies, service corridors, electrical rooms, telephone rooms, janitor closets, washrooms, mechanical rooms and any special stairs and/or elevators for the specific use of the particular tenant but excluding other stairs, elevator shafts, flues, pipe shafts and vertical ducts and their enclosing walls.

         (c) The Rentable Area of Leased Premises located on a floor occupied by more than one tenant shall be the aggregate of

                  (i) all floor area within the exterior walls calculated by measuring from the inside face of the glass of the exterior walls to the face of permanent interior walls and to the centre line of demising partitions (without deduction for columns and projections) but excluding stairs and elevator shafts supplied by the Landlord for use in common with other tenants within the relevant floor, and

                  (ii) a proportionate share of the Common Areas located on such floor, and

                  (iii) any service areas which are for the specific use of the particular tenant, such as special stairs and elevators.

Section 4.04 -    [OMITTED]



Section 4.05 -    Accrual of Rent

         Rent shall be considered as accruing from day to day hereunder and where it becomes necessary for any reason to calculate such rent for an irregular period of less than one (1) year or less than one (1) calendar month, an appropriate apportionment and adjustment shall be made. If the Term commences on any day other than the first day of a month, rent for such fraction of a month shall be adjusted, as aforesaid, and paid by the Tenant on the commencement date of the Term.

Section 4.06 -    Currency and Place of Payment

         All Rent hereunder shall be payable in lawful money of Canada and shall be paid to the Landlord at the Landlord's address for notices as provided in
Section 17.01 or to such person at such address as the Landlord may from time to time direct by notice to the Tenant.

Section 4.07 -    [OMITTED]



Section 4.08 -    Interest on Amounts in Default

         If the Tenant fails to pay when due any amount of Rent, the unpaid amount will bear interest calculated and payable monthly from the due date to the date of payment at the rate per annum which is three percent (P+3%) above the prime rate from time to time charged by the Landlord's chartered bank for loans in Canadian dollars to its most credit-worthy commercial customers, which prime rate was 6.25% per annum on January 28th, 2000.

Section 4.09 -    Net Lease to Landlord

         The Tenant acknowledges and agrees that it is intended that this Lease shall be a completely carefree net lease for the Landlord, except as expressly herein set out, and that the Tenant shall pay, except as herein expressly set out,
         (a) all costs, charges, expenses and outlays of every kind relating to or affecting the Leased Premises, and
         (b) as provided in this Lease its share of all costs, charges, expenses and outlays of every kind relating to or affecting the Development.

                                   ARTICLE 5
                                GENERAL COVENANTS

Section 5.01 -    Landlord's Covenants

         The Landlord covenants with the Tenant:

         (a)      for quiet enjoyment; and

         (b) to observe and perform all the covenants and obligations of the Landlord herein; and

         (c) that the Tenant, paying the Rent hereby reserved and performing the covenants and obligations on the Tenant's part herein contained, shall and may peacefully possess and enjoy the Leased Premises for the term herein granted without any interruption or disturbance from the Landlord or any other person or persons lawfully claiming by, from or under the Landlord, subject always to the terms, covenants and conditions contained in this Lease.

Section 5.02 -    Tenant's Covenants

         The Tenant covenants with the Landlord;

         (a)      to pay Rent; and

         (b) to observe and perform all the covenants and obligations of the Tenant herein.

                                   ARTICLE 6
                   BUILDING SERVICES, COMMON AREAS, UTILITIES

Section 6.01 -    Heating, Ventilating and Air Conditioning

         The Landlord shall provide processed air in such quantities and at such temperatures as shall maintain in the Leased Premises conditions of reasonable temperatures and comfort during Business Hours. In no event, however, shall the Landlord have any obligation or liability in connection with the cessation, interruption or suspension of the supply of such processed air but the Landlord shall use its reasonable efforts to restore it. The Landlord shall not be responsible for the failure of the heating, ventilating and air conditioning equipment and systems to perform their function if this is attributable to any arrangement of partitioning in the Leased Premises or failure to shade windows which are exposed to the sun, or any use of electrical power by the Tenant which, in the Landlord's opinion, is excessive; and provided further that the Landlord shall not be liable for direct, indirect or consequential damages or damages for personal discomfort or illness of the Tenant, its servants, employees, invitees, clients or customers by reason of the operation or non-operation of such equipment or systems, nor shall there be repayment or reduction of the Rent during any non-operation. The interior office layout of the Leased Premises shall be modified by the Tenant, if necessary, in accordance with the reasonable requirements of the Landlord to secure maximum efficiency of the heating, ventilating and air conditioning systems serving the Leased Premises.

Section 6.02 -    Common Area

         The Landlord shall operate maintain and repair the Common Areas in accordance with the standards applicable for comparable office buildings in the City of Vancouver. The Tenants shall be entitled to the use of the Common Areas subject to the rules and regulations referred to in Section 7.04 provided that the Common Areas shall at all times be subject to the exclusive control and management of the Landlord. The Landlord shall be entitled to construct, alter, maintain, operate and police the same, change the area, location and arrangement thereof, and make all rules and regulations pertaining to and necessary for the proper operation and maintenance thereof; provided that in exercising such rights the Landlord shall make reasonable efforts to minimize interference with the Tenant's use of the Leased Premises. The Tenant and all other persons permitted to use the Common Areas shall do so at their sole risk. In no event shall the Landlord be responsible for any interruption in elevator service provided that the Landlord proceeds expeditiously to restore service, nor shall there be repayment or reduction of the Rent.

Section 6.03 -    Janitorial Services

         The Landlord shall provide janitorial services to the Leased Premises to a standard similar to that provided to comparable office buildings in the City of Vancouver at the date of this Lease, provided that all curtains, carpets, rugs or drapes of any kind (if any) in the Leased Premises shall be cleaned and maintained by the Tenant. The Landlord shall not be responsible for any omissions or act of any person employed or retained to perform such work, or for any loss thereby sustained by the Tenant, its servants, agents, invitees or others. The Tenant shall not engage any person or entity to provide janitorial services to the Leased Premises without the written approval of the Landlord. The Tenant shall grant access necessary for the performance of the janitorial services and shall leave the Leased Premises in a reasonably tidy condition at the end of each day to permit the performance of such services.

Section 6.04 -    Utilities

         The Landlord shall, subject to interruptions beyond its control, provide and permit the Tenant to use any utility service (including electricity and water) serving the Development, provided that the Tenant does not overload the capacity of any such service. The Tenant shall pay to the Landlord, or as it otherwise directs, as Additional Rent all costs and expenses relating to such use. The Tenant shall make such payments in monthly installments in advanced based upon estimates by the Landlord and subject to adjustment by the Landlord within a reasonable time after the end of the Lease Year for which such estimate has been made; if required by the Landlord, the Tenant shall install at its own expense (and in a location designated by the Landlord) its separate check meter for the purpose of measuring, without limitation, the consumption of electricity and water in the Leased Premises. The Tenant shall advise the Landlord forthwith of any installations, appliances or business machines used by the Tenant which are likely to require large consumption of electricity or other utilities. The Landlord shall replace from time to time electrical light bulbs, tubes and ballasts serving the Leased Premises and the Tenant shall pay to the Landlord forthwith upon demand as Additional Rent the cost thereof plus the Administrative Charges.

                                   ARTICLE 7
                      USE AND OCCUPANCY OF LEASED PREMISES

Section 7.01 -    Use

         The Leased Premises shall not be used or occupied for any purpose other than an office for the conduct of general business.

The Tenant shall not carry on or permit to be carried on therein any other trade or business without the prior written consent of the Landlord. The Tenant shall not use or permit to be used any part of the Leased Premises in any manner which directly or indirectly interferes with the free ingress and egress of other tenants, their servants, agents, licensees or invitees, to or from the Development, central corridors, elevators or other Common Areas, and without limitation, the Tenant shall not suffer of permit picketing arising from a trade union or other labour dispute in any part of the Common Areas.

Section 7.02 -    Nuisance

         The Tenant shall not carry on any business or do or suffer any act or thing which constitutes a nuisance or which is offensive, or any annoyance to the Landlord or other occupant of the Development.

Section 7.03 -    Compliance With Laws

         The Tenant shall promptly comply with and conform to the requirements of every applicable statute, law, by-law, regulation, ordinance and order at any time or from time to time in force during the Term affecting the Leased Premises or the leasehold improvements, trade fixtures, furniture and equipment installed by the Tenant. If any obligation to modify, extend, alter or replace any part of the Leased Premises or any such improvements, fixtures, furniture or equipment is imposed upon the Landlord, the Landlord may at its option either do or cause to be done the necessary work, at the expense of the Tenant, or forthwith give notice to the Tenant to do so within the requisite period of time, failing which the Landlord may by further notice to the Tenant terminate this Lease. The costs of any work done by the Landlord, shall be payable by the Tenant to the Landlord forthwith upon demand as Additional Rent.

Section 7.04 -    Compliance With Rules and Regulations

         The Tenant shall comply with the rules and regulations annexed hereto as Schedule "C", and cause everyone for whom the Tenant is in law responsible or over whom the Tenant might reasonably be expected to have control to do the same. The Landlord shall have the right from time to time during the Term to make reasonable amendments, deletions and additions to such rules and regulations. Such rules and regulations, together with all reasonable amendments, deletions and additions made thereto by the Landlord and of which notice shall have been given to the Tenant, shall be deemed to be part of this Lease provided that in the event of a conflict, the provisions of this Lease shall prevail.

Section 7.05 -    Signs and Advertising

         The Development shall be known and identified as 890 WEST PENDER STREET or by such other name as designated by the Landlord from time to time. The Tenant shall not erect any sign or advertising material upon any part of the development, including the Leased Premises. The Tenant shall be entitled to have its name upon the directory board installed by the Landlord in the ground floor lobby of the Development and, at its own expense, shall be entitled to require the Landlord to affix to the entrance of the Leased Premises its name in accordance with the Landlord's uniform scheme of tenant's identification or such other scheme as may be approved in writing by the Landlord, which approval may be arbitrarily withheld.

Section 7.06 -    Disfiguration, Overloading, etc.

The Tenant shall not do or suffer any waste or damage, disfiguration or injury to the Leased Premises and shall not permit or suffer any overloading of the floors thereof or the bringing into any part of the Development, including the Leased Premises, any articles or fixtures that by reason of their weight or size might damage or endanger the structure of the Development.

Section 7.07 -    Energy Conservation

         The Tenant shall comply with any measures the Landlord or any legislative authority may from time to time introduce to conserve or to reduce consumption of energy or to reduce or control other Operating Costs or pay as Additional Rent the cost, to be estimated by the Landlord acting reasonably, of the additional energy consumed by reason of such non-compliance. The Tenant shall also convert to whatever system or units of measurement of energy consumption the Landlord may from time to time adopt.

Section 7.08 -    Remedial Action

         If the Tenant is in breach of any of its obligations or restrictions stipulated in this Article 7, the Landlord may, in addition to any other remedies that it may have hereunder, enter upon the Leased Premises and take such remedial action as is necessary to remedy the breach and repair any damage caused thereby and the Tenant shall forthwith upon demand pay to the Landlord as Additional Rent the Landlord's costs incurred in connection therewith.

                                   ARTICLE 8
                                    INSURANCE

Section 8.01 -    Tenant's Insurance

         The Tenant shall effect and maintain during the Term:

         (i) "All Risks" insurance upon all property owned by the Tenant or for which it is legally liable or installed or affixed by or on behalf of the Tenant and which is located in the Development including, without limitation, furniture, fittings, installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of the Tenant, in an amount equal to the full replacement cost thereof;

         (ii) comprehensive general liability insurance against claims for death, personal injury and property damage in or about the Leased Premises, in amounts satisfactory from time to time to the Landlord acting reasonably, but in any event in an amount not less than Three Million Dollars ($3,000,000.00) per occurrence for personal injury and property damage;

         (iii) "All Risks" tenant's legal liability insurance for limits satisfactory from time to time, to the Landlord acting reasonably; and

         (iv) any other form of insurance that the Landlord or any Mortgagee may reasonably require from time to time, in form, amounts and for insurance risks acceptable to the Landlord and any Mortgagee.

Section 8.02 -    Form of Policies

         Each policy required pursuant to Section 8.01 shall be in form and with insurers acceptable to the Landlord. The insurance described in Subsections 8.01(i) and (ii) shall name as insured the Landlord and anyone designated in writing by the Landlord. All property damage and public liability insurance shall contain a provision for cross-liability or severability of interests as between the Landlord and the Tenant. Such policies shall contain an endorsement requiring the insurers under such policies to notify the Landlord in writing at least sixty (60) days prior to any material change or cancellation thereof and a waiver in favour of the Landlord and any Mortgagee of the Landlord of any breach of warranty clause such that the insurance policies in question shall not be invalidated in respect of the interests of the Landlord and any Mortgagee by reason of any breach or violation of any warranties, representations, declarations or conditions contained in such policies and also a clause stating that the Tenant's insurance policy will be considered as primary insurance and shall not call into contribution any other insurance that may be available to the Landlord. The Tenant shall furnish to the Landlord prior to the commencement of the Term certified copies of all such policies for its acceptance, as aforesaid, and shall provide written evidence of the continuation of such policies not less than ten (10) days prior to their respective expiry dates. The cost or premium for each and every such policy shall be paid by the Tenant. If the Tenant fails to maintain such insurance the Landlord shall have the right, but not the obligation, to do so, and to pay the cost or premium therefore, and in such event the Tenant shall repay to the Landlord, as Additional Rent, forthwith on demand the amount to paid.

Section 8.03 -    Release of Landlord

         The acquisition and maintenance by the Tenant of the insurance policies as required pursuant to Section 8.01 shall not limit or restrict the liability of the Tenant under this Lease. The Tenant hereby releases the Landlord and any person for whom the Landlord is legally responsible from any liability for loss to the extent of all insurance proceeds paid under the policies of insurance maintained by the Tenant or which would have been paid if the Tenant had maintained the insurance it is required to maintain under this Lease and had diligently processed any claims thereunder.

Section 8.04 -    Landlord's Insurance

         The Landlord shall maintain during the Term such types of insurance coverage on the Development, in such amounts and with such deductibles as are carried by prudent owners of comparable office buildings in the City of Vancouver having regard to the age, nature, location and character of the Development.

Section 8.05 -    Insurance Risks

         The Tenant shall not do, omit to do, or permit to be done or omitted to be done upon the Leased Premises anything that may contravene or be prohibited by any of the Landlord's insurance policies in force from time to time covering or in respect of any part of the Development or which would prevent the Landlord from procuring such policies with companies acceptable to the Landlord. If the occupancy of the Leased Premises, the conduct of business in the Leased Premises or any acts or omissions of the Tenant in the Leased Premises or any other portion of the Development, causes or results in any increase in premiums for any such Landlord's policies, the Tenant shall pay any such increase as Additional Rent forthwith upon receipt of the invoices of the Landlord for such additional premiums. If the Tenant shall be in breach of these provisions the Tenant shall be responsible for all consequences flowing therefrom and shall indemnify the Landlord in respect thereof and if the rate of insurance is substantially increased or if the coverage of such insurance is substantially decreased, or such insurance is cancelled as a result thereof, at the option of the Landlord, the Term shall immediately terminate upon written notice to that effect to the Trustee.

                                   ARTICLE 9
                                REPAIR AND DAMAGE

Section 9.01 -    Landlord's Obligations

         The Landlord shall at all times during the Term keep the Development (other than the Leased Premises and premises of other Tenants) in good and substantial state of repair consistent with the general standards of comparable office buildings in the City of Vancouver, including the foundation, roof, exterior walls, systems for interior climate control, elevators, entrances, stairways, corridors, lobbies and washrooms used in common by the Tenant and other Tenants of the Development, provided that such obligation is subject to reasonable wear and tear and Sections 9.04 and 9.05. Subject to Section 13.05, the Landlord shall also repair defects in construction performed, or installations made by the Landlord in the Leased Premises.

Section 9.02 -    Tenant's Obligation

         The Tenant shall at all times during the Term, subject to Section 9.05, at its own expense keep the Leased Premises, including all leasehold improvements and fixtures therein, in a good and substantial state of repair consistent with the general standards of comparable office buildings in the City of Vancouver, excepting reasonable wear and tear and repairs to be made by the Landlord under Section 9.01. The Tenant shall permit the Landlord to enter the Leased Premises and view the state or repair, and repair according to notice.

Section 9.03 -    Tenant's Liability

         The Tenant shall reimburse to the Landlord promptly upon demand the total cost of repairs or replacements to an part of the development, including Common Areas, which is damaged or destroyed through the negligence or misuse of the Tenant or its employees, invitees or others under its control.

Section 9.04 -    Damage - Landlord's Liability

         Except to the extent the same is caused by the negligence or unlawful acts of the Landlord or by the negligence or unlawful acts of other persons for whom and in respect of which the Landlord is in law responsible, the Landlord, its agents, servants and employees, shall not be liable for:

         (i) damage or destruction or loss of any property of the Tenant which is entrusted to the care or control of the Landlord, its agents, servants or employees;

         (ii) any personal or consequential injury of any nature whatsoever (including, without limitation, loss of business income) that may be suffered or sustained by the Tenant or any employee, agent, customer, invitee or licensee of the Tenant or any other person who may be upon the Leased Premises, or for any loss of or damage to inquiry to any property belonging to the Tenant or its employees or to any other person while such property is on the Leased Premises and, in particular (but without limitation), the Landlord shall not be liable for any damage of any nature whatsoever to any such property caused by the failure to supply adequate interior climate control, or by reason of the interruption of any public utility or service, or in the event of steam, water, rain, ice or snow which may leak into, issue, or flow from any part of the Development or from the water, steam, sprinkler, or drainage pipes or plumbing works of the same, or from any other place or for any damage caused by anything done or omitted by any other tenant of the Development; or

         (iii) any damage to the Leased Premises or the contents thereof incurred by reason of the Landlord, its agents, servants, employees or contractors entering upon the Leased Premises to undertake any examination thereof or any work therein.

Section 9.05 -    Abatement and Termination

         The Landlord and the Tenant agree that:

         (i) if there is damage to the Leased Premises caused by any casualty insured against by the Landlord pursuant to Section 4 and if the damage is such that the Leased Premises or any substantial part thereof are rendered not reasonably capable of use and occupancy by the Tenant for the purposes of its business for any period in excess of ten (10) days, then:

                  (A) unless the damage was caused by the fault or negligence of the Tenant or an assignee, subtenant, concessionaire, licensee or other person conducting business on or from the Leased Premises or an officer, employee, agent, customer, invitee or licensee of any of them, from and after the expiration of ten (10) days after the date of the occurrence of the damage, the Basic Rent payable under Section 4.01 shall abate until at least a substantial part of the Premises is again reasonably capable of use and occupancy for the purpose aforesaid, such abatement to be from time to time in the proportion that the Rentable Area of the part or parts of the Leased Premises rendered not reasonably capable of such use and occupancy bears to the Rentable Area of the Least Premises, but not to exceed the amount of rental income insurance proceeds paid to the Landlord for the relevant period; provided that to the extent that any part of the Leased Premises is not reasonably capable of use and occupancy by reason of damage which the Tenant is obliged to repair, any abatement of rent to which the Tenant is otherwise entitled shall not extend beyond the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed; and

                  (B) unless this Lease is terminated as hereinafter provided, the Landlord or the Tenant, as the case may be, will repair such damage with all reasonable diligence, (according to their respective obligations to repair set forth in Sections 9.01 and 9.02) provided that the Landlord's repair obligations shall be limited to the extent of the insurance proceeds actually received by it;

         (ii)     in the event that

                  (A) premises, whether of the Tenant or other tenants of the Development, comprising in the aggregate twenty-five percent

                           (25%) or more of the Rentable Area of the Development are substantially damaged or destroyed by any cause; or

                  (B) the Leased Premises are damaged or destroyed by any cause such that, in the reasonable opinion of the Landlord, such damage cannot with reasonable diligence be repaired within one hundred and eighty
                           (180) days after the occurrence thereof; or

                  (C) portions of the Development which affect access or services essential to the Leased Premises are damaged or destroyed by any cause such that, in the reasonable opinion of the Landlord, such damage cannot with reasonable diligence be repaired within one hundred and eighty (180) days after the occurrence thereof, then the Landlord may at its option, exercisable by notice to the Tenant given within ninety (90) days of the occurrence of such damage or destruction, terminate this Lease, in which event the Tenant shall forthwith deliver up possession of the Leased Premises to the Landlord and rent shall be apportioned and paid to the date upon which possession is so delivered up (but subject to any abatement to which the Tenant may be entitled under Section 9.05(i);

         (iii) any certificate of the Architect shall be conclusive as to the percentage of the Leased Premises or of the Development destroyed or damaged or capable of use and occupancy by the Tenant, the state of completion of any work or repair of either the Landlord or Tenant and the computation of the area of any premises including the Leased Premises; and

         (iv) in repairing or rebuilding the Development in accordance with its repair obligations the Landlord may use drawings, designs, plans and specifications other than those used in the original construction and may alter or relocate any or all of the Common Areas and other improvements, including the Leased Premises, provided that the Leased Premises as altered or relocated shall be of substantially the same size and in all material respects comparable to or better than the original Leased Premises.

                                   ARTICLE 10
                                      TAXES

Section 10.01 -   Taxes Payable by the Landlord

         The Landlord shall pay all Taxes, subject to Section 10.02, provided that it may defer such payment or compliance with any tax's statute, law, by-law, regulation or ordinance to the fullest extent permitted by law, so long as it diligently pursues any contest or appeal of any such taxes.

Section 10.02 -   Taxes Payable by the Tenant

         (i) If separate real property tax bills and separate real property assessment notices for the Leased Premises are not issued, the Tenant shall pay monthly in advance, in accordance with
                  Section 4.04, a share of the Taxes equal to the amount of the Taxes multiplied by a fraction, the numerator of which is the Rentable Area of the Leased Premises and the denominator of which is the Rentable Area of the Development.

         (ii) If separate real property tax bills and separate real property assessment notices for the Leased Premises are issued, the Tenant shall

                  (A) pay promptly when due to the taxing authorities all Taxes levied, rated, charged or assessed from time to time against the Leased Premises, or any part thereof, and forthwith provide the Landlord with evidence of payment upon request; and

                  (B) provide the Landlord with a copy of each separate real property tax bill and separate assessment notice within ten (10) days after receipt;

                           provided that if the Landlord so elects by notice to the Tenant the Tenant shall pay such taxes to the Landlord in equal monthly installments in advance, adding such amounts to the monthly installments of the Tenant's Proportionate Share otherwise payable in accordance with Section 4.04.

Section 10.03 -   Business Taxes and Other Taxes of the Tenant

         The Tenant shall pay promptly when due to the taxing authorities all taxes, rates, duties, levies and assessments whatsoever, whether municipal, parliamentary or otherwise, levied, imposed or assessed in respect of operations at, occupancy of, or conduct of business in or from the Leased Premises by the tenant or any other permitted occupant, including business Taxes. The Tenant shall also pay to the Landlord promptly on demand an amount equal to any of the following taxes the Landlord may determine to recover from the Tenant, and any amounts so paid by the Tenant to the Landlord (and by other tenants under corresponding clauses of other leases) shall be excluded in the determination of
Taxes:

         (i) all taxes charged in respect of all leasehold improvements and trade fixtures and all furniture and equipment made, owned or installed by or on behalf of the Tenant in the Leased Premises; and

         (ii) if by reason of the act, election or religion of the Tenant or any subtenant, licenses or occupant of the Leased Premises, the Leased Premises or any part of them shall be assessed for the support of separate schools, the amount by which the taxes so payable exceed those which would have been payable if the Leased Premises had been assessed for the support of public schools.

         If and so long as the Landlord elects not to separately determine and collect from the tenants of the Development directly amounts which would otherwise be payable by the Tenant under this section (and by other tenants under comparable provisions of other leases of premises in the Development) the taxes described herein shall form part of Taxes, without prejudice to the right of the Landlord to make any such determination in the future, either generally or in the case of the Tenant or any other tenant.

Section 10.04 -   Postponement

         The Landlord may postpone payment of any Taxes payable by it pursuant to Section 10.01 and the Tenant may postpone payment of any taxes, rates, duties, levies and assessments payable by it under Section 10.03 in each case to the extent permitted by law if it is proceeding in good faith with an appeal against the imposition thereof, provided that in the case of a postponement by the Tenant such postponement does not render the Development, or any part thereof, subject to sale or forfeiture or render the Landlord liable to prosecution, fine or other liability.

Section 10.05 -   Tenant to Deliver Receipts

         Whenever requested by the Landlord, the Tenant shall deliver to the Landlord copies of receipts for payment of all taxes, rates, duties, levies and assessments payable by the Tenant under this Article and furnish such other information in connection therewith as the Landlord may reasonably require.

Section 10.06 -   Assessment Appeals

         The Landlord alone shall be entitled to conduct any appeal from any governmental assessment or determination of the value of the Development or any portion thereof whether or not the assessment or determination affects the amount of tax to be paid by the Tenant.

                                   ARTICLE 11
                            ASSIGNMENT AND SUBLETTING

Section 11.01 -   Permitted Occupants

         The Tenant shall not permit any part of the Leased Premises to be used or occupied by any person other than the Tenant and its employees and any subtenant or assignee permitted under Section 11.02 and the employees of such subtenant or assignee, nor shall it permit any persons to be upon the Leased Premises other than the Tenant, such permitted subtenant or assignee and their respective employees, customers and others having lawful business with them. Without restricting the generality of the foregoing, the Tenant acknowledges that the entirety of this Article 11 shall apply fully, notwithstanding that the Tenants permitted to use or business to be carried on in the Leased Premises is the business of subletting or licensing of office space and facilities.

Section 11.02 -   Assignment or Subletting

         If at any time or from time to time, the Tenant wishes to assign this Lease or to sublet the whole or any part of the Leased Premises, the Tenant shall first offer to surrender this Lease in respect of the whole or any part of the Leased Premises (the "Subject Area") which the Tenant wishes so to assign or sublet. Notice of such offer to surrender shall be given to the Landlord not less than ninety (90) days prior to the date on which the tenant proposes that the surrender be effective. The Landlord shall have a period of ten (10) Business Days after such notice is given to accept or to decline such offer. If the Landlord accepts, then this Lease shall terminate with respect to the Subject Area on the date proposed in such offer. If the Landlord declines such offer or does not respond within the aforesaid time period, the Tenant shall be free to assign this Lease or sublet the Subject Area provided that:

         (i) the Tenant shall have received or procured a bona fide written offer therefor to take an assignment or sublease which is not inconsistent with, and the acceptance of which would not breach, any provision of this Lease (if this Section 11.02 is complied with) and which the Tenant has determined to accept subject to this Section 11.02 being complied with, and

         (ii) the Tenant shall have first requested and obtained the consent of the Landlord to such assignment or sublease.

Any request for the Landlord's consent shall be accompanied by a true copy of such offer and all information available to the Tenant, or any additional information requested by the Landlord, as to the responsibility, reputation, financial standing and business of the proposed assignee or subtenant. The consent of the Landlord shall not be unreasonably withheld provided that, without limitation, the Landlord shall not be deemed to be unreasonably withholding its consent if it refuses such consent upon the basis that

                  (A) such offer provides for a rental which is less than the rental payable under this Lease, or

                  (B) such offer is made by, or the proposed assignment is in favour of, any existing tenant of the Development.

If such consent is given the Tenant shall assign or sublet, as the case may be, only upon the terms set out in the offer submitted to the Landlord. The Landlord may require as a condition of its consent that the proposed assignee or subtenant agree with the Landlord to observe and to perform all the obligations of the Tenant under this Lease and the Tenant agrees with the Landlord that:

         (iii) in the case of an assignment, if the Tenant is to receive from any assignee, either directly or indirectly, any consideration or premium for the assignment of the Lease, either in the form of cash, goods or services, the Tenant shall forthwith pay an amount equal to such consideration to the Landlord, and

         (iv) if the Tenant sublets the Subject Area and receives a rental, consideration or premium in the form of cash, goods, services or other consideration from the subtenant which is higher than the rental payable under this Lease (on a per square foot basis) to the Landlord for the Subject Area, the Tenant shall pay any such excess to the Landlord in addition all rentals and other costs payable hereunder.

Whether or not the Landlord consents to any request as aforesaid, the Tenant shall pay to the Landlord all reasonable costs incurred by the Landlord, including legal fees, in considering any consent and in completing any of the documentation involved in implementing any such assignment or sublease. Any advertisement of the Leased Premises or a portion thereof as being available for assignment, sublease or otherwise without the written approval of the Landlord to the form and content of such advertisement is prohibited, which approval shall be granted by the Landlord in its sole discretion.

Section 11.03 -   Change In Control

         If after the date of execution of this Lease there is a change in control (as defined below) either of the Tenant or of an Eligible Corporation which controls the Tenant or if other steps are taken to accomplish a change of control the Tenant shall promptly notify the Landlord of the change, which will be considered to be an assignment of this Lease to which Section 11.02 applies; if the Tenant does not notify the Landlord, the Landlord may terminate this Lease within sixty (60) days after the Landlord learns of the change in control. The Tenant shall make available to the Landlord or its lawful representatives for inspection, at all reasonable times, all relevant books and records of the Tenant and of any Eligible Corporation which controls the Tenant to enable the Landlord to ascertain whether there has been a change of control. For the purpose of this Section 11.03 "change in control" means, in the case of any corporation or partnership, the transfer by sale, assignment, amalgamation, transmission on death, trust, operation of law or otherwise of any shares, voting rights or interest which may result in a change of identity of the person or persons exercising, or who might exercise, effective control of such corporation or partnership.

Section 11.04 -   Surrender

         If the Landlord accepts the Tenant's offer to surrender the whole or any part of the Leased Premises pursuant to Section 11.02, the Tenant shall do so upon the date specified in the notice of offer to surrender accepted by the Landlord. If the whole of the Leased Premises is required to be surrendered all rent and other sums payable under this Lease shall be apportioned and paid to the date of surrender. If a part of the Leased Premises is required to be surrendered, all rent and other sums payable under this Lease which are fairly attributable to such part shall be apportioned by the Landlord and paid to the date of surrender of such part, and Basic Rent for the remaining portion of the Leased Premises not so surrendered shall thereafter abate and become adjusted consistent with such attribution made by the Landlord, and the Tenant shall compensate the Landlord for the cost of partitioning off the part of the Leased Premises required to be surrendered and providing necessary and appropriate new entrances thereto, separate services thereto and doing all other work required to enable the part so surrendered to become functionally separate and suitable for separate use and occupancy. The Tenant shall be responsible for any appropriate modifications which are necessary to the remaining portion of the Leased Premises retained by the Tenant. The provisions of this Section 11.04 shall apply to the surrendered part of the Leased Premises as if such part were the whole of the Leased Premises.

Section 11.05 -   Continuing Obligations

         The Landlord's consent to any assignment or sublease shall not release the Tenant from its obligations to perform fully all the terms, covenants and conditions of this Lease on its part to be performed. Any consent by the Landlord to any assignment or sublease shall not be construed to mean that the Landlord has consented or will consent to any further assignment or any other sublease.

Section 11.06 -   Assignment by Landlord

         If 890 WEST PENDER LTD. transfers the Development or any interest in the Development, and to the extent that the transferee is responsible for compliance with the covenants and obligations of 890 WEST PENDER LTD. hereunder, 890 WEST PENDER LTD. shall without further written agreement be freed and relieved of liability with respect to such covenants and obligations.

Section 11.07 -   Disclaimer of Head Lease

         The sub-tenant agrees with the Landlord that if the sub-tenant elects to stand in the same position with the Landlord as though it were a direct tenant from Landlord, then;

         (i) the sub-tenant shall pay to the Landlord all amounts that were outstanding and owing to the Landlord under the terms of a Head Lease immediately prior to the assignment or disclaimer;

         (ii) the sub-tenant shall pay to the Landlord as rent for the sub-leased premises rent at the rate and in the amounts which had been payable by the Tenant to the Landlord under the terms of the Headlease and shall agree in writing to be bound to the Landlord by all of the obligations of the Tenant under the Headlease;

         (iii) the term of the sub-tenant's demise shall end on the last day of the term of the sub-lease; and

         (iv) the sub-tenant shall not have the benefit of any renewal or extension or other ancillary rights or benefits contained in the Headlease.

         The foregoing obligation shall apply notwithstanding that the premises demised to the sub-tenant are smaller than the premises demised under the Headlease.

                                   ARTICLE 12
                 STATUS CERTIFICATES, ATTORNMENT, SUBORDINATION

Section 12.01 -   Status Certificates

         The Tenant shall at any time and from time to time execute and deliver to the Landlord or as the Landlord may direct, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, starting the modification and stating that the same is in full force and effect as modified), the amount of the annual rent and any other amounts then being paid hereunder, the dates to which such rent and amounts payable hereunder have been paid, the particulars and amounts of insurance policies on the Leased Premises in which the interest of the Tenant is noted and whether or not there is any existing default on the part of the Landlord of which the Tenant has notice. Any such statement may be conclusively relied upon by any prospective purchaser or any Mortgage or any prospective Mortgagee save as to any default on the part of the Landlord of which the Tenant does not have knowledge at the date hereof.

Section 12.02 -   Subordination and Attornment

         This Lease and the rights of the Tenant hereunder shall be subject and subordinate to all existing or future Mortgages and to all renewals, modifications, consolidations, replacements and extensions thereof, and whenever requested by the Landlord or Mortgagee, the Tenant shall enter into an agreement with the Mortgagee whereby the Tenant postpones or subordinates this Lease to the interest or any stipulated Mortgagee and agrees that if such Mortgagee becomes a mortgagee in possession or realizes on its security, it shall attorn to such Mortgagee as a tenant upon all the terms of this Lease.

Section 12.03 -   Attorney

         The Tenant shall, upon request of the Landlord or the Mortgagee or any other person having an interest in the Development, execute and deliver promptly such instruments and certificates to carry out the intent of this Article 12 as are requested by the Landlord. If ten (10) days after the date of a request by the Landlord to execute any such instruments or certificates the Tenant has not executed the same, the Tenant hereby irrevocably appoints the Landlord as the Tenant's attorney with full power and authority to execute and deliver in the name of the Tenant any such instruments or certificates or, the Landlord may, at its option, terminate this Lease without incurring any liability on account thereof, and the Term hereby granted is expressly limited accordingly.

                                   ARTICLE 13
                            LIMITATION OF LIABILITIES

Section 13.01 -   Unavoidable Delay

         Except as otherwise expressly provided in this Lease, if and to the extent that either the Landlord or the Tenant shall be prevented, delayed or restricted in the fulfilment of any obligation hereunder (including, without limitation, any obligation in respect of the supply or provision of any service or utility, the making of any repair or the doing of any work) other than the payment of rent or other monies due by reason of Unavoidable Delay, it shall be deemed not to be in default in the performance of such obligation and any period for the performance of such obligation shall be extended accordingly and the other Party to this Lease shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

Section 13.02 -   Waiver

         If the Landlord shall overlook, excuse, condone or suffer any default, breach or non-observance by the Tenant of any obligation hereunder, this shall not operate as a waiver of such obligation in respect of any continuing or subsequent default, breach, or non-observance, and no such waiver shall be effective unless expressed in writing. The acceptance of rent by the Landlord from the Tenant or any other entity will not be considered to be a waiver of a breach by the Tenant of a term, covenant or condition of this Lease, regardless of knowledge of the Landlord of the breach at the time of acceptance of the rent.

Section 13.03 -   No Claim for Inconvenience

         No claim for compensation shall be made by the Tenant by reason of inconvenience, nuisance or discomfort arising from the necessity of repair, renovation or rebuilding of any portion of the Development.

Section 13.04 -   Indemnity by Tenant

         Subject to Section 9.04, the Tenant shall indemnify and save harmless the Landlord against any and all claims, actions, damages, losses, liabilities and expenses in connection with the loss of life, personal injury or damages to property arising from or out of the occupancy or use by the Tenant of the Leased Premises or any other part of the Development, or occasioned wholly or in part by any act or omission of the Tenant, its officers, employees, agents, customers, contractors or other invitees, licensees or concessionaires or by anyone permitted by the Tenant to be on the Leased Premises, or due to or arising out of any breach or non-performance by the Tenant or any provision of this Lease.

Section 13.05 -   Acceptance of Leased Premises

         The Tenant shall notify the Landlord of any defects in the Landlord's work relating to the Leased Premises that prevent or diminish its use of the Leased Premises within thirty (30) days after the completion of such work, and failing the giving of notice the Tenant will be considered for all purposes to have accepted the Leased Premises in their then existing condition and the Landlord will not have any further obligation to the Tenant for defects or faults excepting:

         (i) latent defects which could not be discovered on a reasonable examination, and

         (ii) defects or faults in structural elements relating to the Leased Premises not caused by acts or omissions of the Tenant.

                                   ARTICLE 14
                                     ACCESS

Section 14.01 -   Entry by Landlord

         The Landlord and its authorized agents, employees and contractors shall be permitted, at any time and from time to time, to enter the Leased Premises to inspect, provide janitor services and maintenance, make repairs, alterations or improvements to the Leased Premises or the Development or to have access to utilities and services, and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort caused thereby; in exercising its rights hereunder the Landlord shall use reasonable efforts to minimize interference with the use and enjoyment of the Leased Premises by the Tenant.

Section 14.02 -   Exhibiting Leased Premises

         The Tenant will permit the Landlord or the agents of the Landlord to exhibit the Leased Premises at all reasonable hours during the last six (6) months of the Term to prospective tenants and all other persons having written authority from the Landlord or the agents of the Landlord to view the Leased Premises. The Landlord shall further have the right to enter upon the Leased Premises at all reasonable hours during the Term for the purpose of exhibiting the Development to any prospective purchaser or mortgage.

                                   ARTICLE 15
                            ALTERATIONS AND ADDITIONS

Section 15.01 -   Landlord's Alternations, etc.

         The Landlord, at any time and from time to time and without compensation to the Tenant, may make:

         (i) alterations or additions to, or change the location of, any parts, of any areas and any buildings, structures, facilities and other improvements from time to time on the Lands, other than the Leased Premises, and

         (ii) alterations or additions to, or change the location of, the Leased Premises or any facilities in the Leased Premises; if

                  (A) the Rental Area of the Leased Premises is not substantially reduced or substantially increased; and

                  (B) the Landlord makes the alterations or additions to the Leased Premises or change of location of the Leased Premises at its expense, completes the finishing or fixturing of Leased Premises to the standard existing before the alterations, additions or change of location and pays the Tenant's costs of moving and other reasonable direct costs incurred by the Tenant.

Section 15.02 -   Tenant's Alterations

         (i) The Tenant shall not make, erect, or install any partitions (including movable partitions), leasehold improvements, alterations or fixtures (including trade fixtures) in or about the Leased Premises without the prior written consent of the Landlord. All such work shall be performed in accordance with any reasonable conditions, regulations or design criteria set out by the Landlord and shall be completed in a good and workman like manner, in accordance with the description of the work approved by the Landlord, all applicable laws and the requirements of all governmental authorities. The Tenant shall, at the time of its application for such consent, furnish the Landlord with such plans, specifications and designs in such detail as the Landlord may require. The Landlord shall have the right to supervise any work done and to select or approve (at its option) the contractors and workmen to be employed by the Tenant. Any workmen performing the work shall have labour union affiliations compatible with others employed by the Landlord and its contractors. If the work proposed by the Tenant may affect the structure of the Leased Premises or any part of the Development or any of the electrical, mechanical or base building systems of the Development, the Landlord may elect that it be performed either by the Landlord or its contractors, in which case the Tenant shall pay to the Landlord as Additional Rent the costs of the Landlord relating to such work, including any consultants' fees. If the Tenant performs any work without complying with the provisions of this Section and does not remove it upon notice, the Landlord shall have the right to do so and to restore the Leased Premises to their previous condition, in which case the Tenant shall pay to the Landlord as Additional Rent the costs of such work and a supervisory fee which is reasonable in all circumstances. All partitions, leasehold improvements, alterations or fixtures made, erected or installed in the Leased Premises, whether made pursuant to this Section 15.02 or otherwise, shall become the property of the Landlord upon installation or affixation subject to the rights and obligations to the Tenant respecting removal thereof as provided in this Section.

         (ii) The Landlord may, by notice to the Tenant, require the removal prior to the end of the Term (on a floor-by-floor basis), at the expense of the Tenant, of all partitions, leasehold improvements, alterations or fixtures and the restoration of the Leased Premises to the same condition that they were prior to their making, erection or installation, such work to be done by or at the direction of the Landlord, as aforesaid.

         (iii) Subject to Subsection 15.02 (ii), upon the expiration or other termination of this Lease, all partitions, leasehold improvements, alterations or fixtures made, erected or installed by the Tenant (or a predecessor of the Tenant) upon the Leased Premises (including carpeting and light fixtures) shall remain upon and be surrendered with the Leased Premises as a part thereof and any trade fixtures not removed by the Tenant shall be and become the property of the Landlord, absolutely provided that if the Tenant has paid the Rent and performed the covenants and conditions herein contained, it shall, at the end of the Term, have the right to remove its trade fixtures but shall make good the damage caused to the Leased Premises by their installation or removal; if the Tenant fails to do so the Landlord shall have the right to perform such work, in which case the Tenant shall pay the Landlord as Additional Rent the costs of such work.

         (iv) No trade fixtures, furniture or equipment shall be removed by the Tenant from the Leased Premises during Term except that the Tenant may remove its furniture and equipment in the usual and normal course of its business, if excess for its purposes, or if it is substituting new furniture and equipment.

Section 15.03 -   Liens

         The Tenant shall comply with al the provisions of the Builders Line Act and other statutes from time to time applicable to any work done or improvements made to the Leased Premises by or on behalf of the Tenant (including any provisions requiring or enabling holdbacks) and shall take all steps necessary to ensure that no lien shall attach to the Leased Premises or any part of the Development. If any lien arises the Tenant shall immediately cause it to be discharged and any registration thereof vacated, and if such lien shall not have been discharged and the registration thereof vacated within a period of two (2) days after the Landlord gives the Tenant notice requiring it to do so, the landlord shall be entitled to make such payment or take such action as may be necessary or expedient to discharge such lien and the registration thereof. The Tenant shall, forthwith on demand and as Additional Rent, indemnify and reimburse the Landlord for any payment, cost or expense (including legal fees) incurred by the Landlord in taking any action permitted under this Section.

                                   ARTICLE 16
                    REMEDIES OF LANDLORD ON TENANT'S DEFAULT

Section 16.01 -   Remedying by Landlord, Non-Payment and Interest

         In addition to all rights and remedies available to the Landlord by any provision of this Lease or any applicable law, in the event of any default by the Tenant, the Landlord shall have the right at all times to remedy or attempt to remedy any default of the Tenant and in so doing may make any payments due or alleged to be due by the Tenant to third parties and may enter upon the Leased Premises to do work or other [illegible] therein on not less than five (5) Business Days' notice to the Tenant or without notice in the event of an emergency, all expenses of the Landlord in remedying or attempting to remedy such default shall be payable by the Tenant to the Landlord as Additional Rent forthwith upon demand.

Section 16.02 -   Right to Re-Enter

         If and whenever:

         (i) the Tenant fails to pay any Rent or other sums due hereunder on the day or dates appointed for the payment thereof (provided the Landlord first gives five (5) days' written notice to the Tenant of any such failure); or

         (ii) the Tenant fails to observe or perform any other of the terms, covenants or conditions of this Lease to be observed or performed by the Tenant (other than the terms, covenants or conditions set out below in Sub-paragraphs (iii) to (xii) inclusive, for which no notice shall be required) provided the Landlord first gives the Tenant ten (10) days, or such shorter period of time as is otherwise provided herein, written notice of any such failure to perform, and the Tenant within such period of ten (10) days fails to commence diligently and thereafter to proceed diligently to cure any such failure to perform; or

         (iii) the Tenant or any agent of the Tenant falsifies any report required to be furnished to the Landlord pursuant to this Lease; or

         (iv) the Tenant or any indemnifier of this Lease or any person occupying the Leased Premises or any part thereof becomes bankrupt or insolvent or takes benefit of any act now or hereinafter in force for bankrupt or insolvent debtors or files any proposal or makes any assignment for the benefit of creditors or any arrangement or compromise; or

         (v) a receiver or a receiver and manager is appointed for all or a portion of the Tenant's property at any such indemnifier's or occupant's property; or

         (vi) any steps taken or any action or proceedings are instituted by the Tenant or by any other party including, without limitation, any court or governmental body of competent jurisdiction for the dissolution, winding-up or liquidation of the Tenant or its assets; or

         (vii) the Tenant makes a sale in bulk of any of its assets, wherever situated (other than a bulk sale made to an assignee or sublessee pursuant to a permitted assignment or subletting hereunder); or

         (viii) the Tenant abandons or attempts to abandon the Leased Premises, or sells or disposes of the goods and chattels of the Tenant or removes them from the Leased Premises so that there would not in the event of such sale or disposal be sufficient goods of the Tenant on the Leased Premises subject to distress to satisfy all Rent due or accruing hereunder for a period of at least twelve (12) months; or

         (ix) the Leased Premises become and remain vacant for a period of five (5) consecutive days or are used by any persons other than such as are entitled to use them hereunder; or

         (x) the Tenant assigns, transfers, encumbers, sublets or permits the occupation or use or the parting with or sharing possession of all or any part of the Leased Premises by anyone except in a manner permitted by this Lease; or

         (xi) this Lease or any of the Tenant's assets are taken under any writ of execution; or

         (xii) re-entry is permitted under any other terms of this Lease, then and in every such case the Landlord, in addition to any other rights or remedies it has pursuant to this Lease or by law, has the immediate right of re-entry upon the Leased Premises and it may repossess the Leased Premises and enjoy them as of its former estate, and it may expel all persons and remove all property from the Leased Premises, and such property may be removed and sold or disposed of by the Landlord as it deems advisable or may be stored in a public warehouse or elsewhere at the cost and for the account of the Tenant, all without service or notice or resort to legal process and without the Landlord being considered guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

Section 16.03 -   Bankruptcy of Tenant

         If the Term or a substantial portion of the goods and chattels of the Tenant or, the Leased Premises at any time during the Term are seized or taken in execution or attachment by a creditor of the Tenant, or if the Tenant makes an assignment for the benefit of creditors or if a receiver-manager is appointed to control the conduct of the business on or from the Leased Premises, or if the Tenant becomes bankrupt or insolvent or takes the benefit of a statute now or hereafter in force for bankrupt or insolvent debtors, or if an order is made for the winding-up of the Tenant, or if the Leased Premises, without the written consent of the Landlord, become and remain vacant or abandoned for a period of fifteen (15) days or are used by any other persons than those entitled to use them under the terms of this Lease, the next ensuing three (3) months' Rent immediately will become due and payable as accelerated rent and the Landlord may re-enter and take possession of the Leased Premises as provided herein, and this Lease, at the option of the Landlord exercisable by written notice to the Tenant, forthwith will become forfeited and determined. In every one of the cases above mentioned the accelerated rent will be recoverable by the Landlord in the same manner as the rents hereby reserved and as if rent were in arrears.

         The Tenant acknowledges and agrees that under no circumstances will it file any notice of termination seeking to take advantage of Section 65.2 of the Bankruptcy and Insolvency Act (Canada) as amended from time to time and now waives any and all rights to do so. The Tenant agrees that if, in breach of this paragraph, it files such a notice, the Landlord may, in addition to all its other remedies, produce and rely on this paragraph in challenging the validity of the notice in the court proceedings contemplated by Section 65.2(2) of the Bankruptcy and Insolvency Act and the Landlord may in those or any other proceedings apply for injunctive or other relief against the Tenant filing the notice.

Section 16.04 -   Right to Terminate

         If and whenever the Landlord becomes entitled to re-enter the Leased Premises under any provision of this Lease, the Landlord, in addition to all other rights and remedies, shall have the right to terminate this Lease forthwith by leaving upon the Leased Premises notices in writing of such termination. If such notice is given, pursuant to this or any other provision of this Lease, this Lease and the Term shall terminate. Basic Rent and any other payments for which the Tenant is liable under this Lease shall be computed, apportioned and paid in full to the date of such termination, and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord.

Section 16.05 -   Right to Re-Let

         If the Landlord re-enters pursuant to the provisions of either this Lease or any applicable law, it may either terminate this Lease or it may from time to time without terminating the Tenant's obligations under this Lease, make any alterations and repairs considered by the Landlord necessary to facilitate a re-letting, and re-let the Leased Premises or any part hereof as agent of the Tenant for such term or terms and at such rental or rentals and upon such other terms and conditions as the Landlord, in its reasonable discretion, considers advisable. Upon each re-letting, all Rent and other monies received by the Landlord form the re-letting will be applied:

         (i) to the payment of indebtedness other than rent due hereunder from the Tenant to the Landlord;

         (ii) to the payment of costs and expenses of the re-letting including brokerage fees and legal fees and costs of the alterations and repairs; and

         (iii)    to the payment of Rent due and unpaid hereunder.

The residue, if any, will be held by the Landlord and applied in a payment of future Rent as it becomes due and payable. If the rent received from the re-letting during a month is less than the rent to be paid during that month by the Tenant, the Tenant shall pay the deficiency to the Landlord. The deficiency will be calculated and paid monthly. No re-entry by the Landlord will be construed as an election on its part to terminate this Lease unless a written notice of that intention is given to the Tenant. Despite a re-letting without termination, the Landlord may elect at any time to terminate this Lease for a previous breach. If the Landlord terminates this Lease for any breach, in addition to other remedies it may have, it may recover from the Tenant all damages it incurs by reason of the breach, including the cost of recovering the Leased Premises, reasonable legal fees and the worth at the time of termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the Term, over the then reasonable rental value of the Leased Premises for the remainder of the Term, all of which amounts shall be immediately due and payable by the Tenant to the Landlord.

Section 16.06 -   Remedies Cumulative

         The Landlord may from time to time resort to any or all of the rights and remedies available to it in the event of any default hereunder by the Tenant, either by any provision of this Lease or by statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, and the express provisions hereunder as to certain rights and remedies are not to be interpreted as excluding any other additional rights and remedies available to the Landlord by statue or the general law.

Section 16.07 -   Waiver of Exemption from Distress

         The Tenant hereby agrees with the Landlord that notwithstanding anything contained in the Rent Distress Act (British Columbia) or the Commercial Tenancy Act (British Columbia) or any other Statute subsequently passed to take the place of or amend these said Acts, none of the goods and chattels of the Tenant at any time during the continuance of the Term hereby created on the Leased Premises shall be exempt from levy by distress for Rent in arrears by the Landlord as provided for by any Section or Sections of the said Acts or any amendments thereto, and that if any claim is made for such exemption by the Tenant or if a distress is made by the Landlord, this covenant and agreement may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such goods as are named as exempted in any Sections of the said Acts or any amendments thereto; the Tenant is waiving, as it hereby does, all and every benefit that could or might have accrued to the Tenant under and by virtue of any Sections of the said Acts, or any amendments thereto but for this covenant.

Section 16.08 -   Removal of Chattels

         In case of removal by Tenant of the goods and chattels of the Tenant from the Leased Premises, the Landlord may follow same for thirty (30) days in the same manner as provided for in the Commercial Tenancy Act (British Columbia).

                                   ARTICLE 17
                              ENVIRONMENTAL MATTERS

Section 17.01 -   Restriction on Contaminants

         The Tenant shall not use or permit to be used the Lease Premises or any part thereof for Contaminant Dealings except if approved by the Landlord in writing, at its sole discretion (which approval may be withdrawn at any time notwithstanding any provision of this Lease), and whenever such approval is given, the Tenant shall attend to such Contaminant Dealings in accordance with the written directions of and conditions imposed by the Landlord.

Section 17.02 -   Compliance with Environmental Laws

         The Tenant shall promptly and strictly comply with and conform to the requirements of all Environmental Laws at any time or from time to time in force, together with any requirements of the Landlord's insurers, regarding any Contaminant Dealings on, in, under or from the Leased Premises

Section 17.03 -   Access by Landlord

         The Tenant shall permit the Landlord to enter the Leased Premises at all reasonable times to verify the absence of any Contaminants in, on or under the leased premises and the Tenant's compliance with this Article to examine any goods in or at the leased premises, and to take such steps as the Landlord may deem necessary for the safety and preservation of the leased premises. No such entry shall constitute an eviction or breach of the Landlord's covenant for quiet enjoyment or entitle the Tenant to any abatement in rent.

Section 17.04 -   Notice to Landlord

         The Tenant shall promptly notify the Landlord in writing of:

         1. the existence of any Contaminants in, on or under the Leased Premises or any part thereof, except as expressly approved by the Landlord in writing pursuant to this Article;

         2. the existence of any Contaminants or any occurrence or condition on the Leased Premises which could subject the Tenant or the Landlord to any fines, penalties, orders or proceedings under Environmental Laws;

         3. any enforcement, order, investigation, litigation or other governmental, regulatory, judicial or administrative action instituted, contemplated or threatened against the Tenant or the Leased Premises pursuant to Environmental Laws; and

         4. all claims, actions, orders or investigations, made or threatened by any third party against the Tenant or the Leased Premises relating to damage, contribution, cost recovery, compensation, loss or inquiries resulting from any Contaminants brought onto or created on the leased premises by the Tenant or its employees, agents, contractors, subtenants, licensees or invitees or arising from the use or occupation of the Leased Premises hereunder or the exercise of the Tenant's rights hereunder, or any breach of any Environmental Laws arising from any of the foregoing.

Section 17.05 -   Removal of Contaminants

         The Tenant shall, promptly at its own cost and at the Landlord's request from time to time, remove any and all Contaminants from the Leased Premises and remediate any contamination of the Leased Premises or any other lands resulting from the Contaminants brought onto or created on the Leased Premises hereunder or the exercise of the Tenant's right hereunder in accordance with Environmental Laws. On termination of this Lease, the Tenant shall leave the Leased Premises free from any and all Contaminants brought onto or created on the leased premises by the Tenant or its employees, agents, contractors, subtenants, licensees or invitees or resulting from the use or occupation of the Leased Premises hereunder or the exercise of the Tenant's rights hereunder.

Section 17.06 -   Ownership of Contaminants

         If the tenant shall bring or create upon the Leased Premises any Contaminants then, notwithstanding any rule of law to the contrary, such Contaminants shall be and remain the sole and exclusive property of the Tenant and shall not become the property of the Landlord, notwithstanding the degree of affixation of the Contaminants or the goods containing the Contaminants to the Leased Premises and notwithstanding the expiry or earlier termination of this Lease. This Section supersedes any other provision of this Lease to the contrary.

Section 17.07 -   Indemnity

         The Tenant shall indemnify and save harmless the Landlord and its directors, officers, employees, agents, successors and assigns, from any and all liabilities, actions, damages, claims, losses, costs and expenses whatsoever (including, without limitation, the full amount of all legal fees, costs, charges and expenses and the costs of removal treatment, storage and disposal of Contaminants and remediation which may be paid by, incurred by or asserted against Landlord or its directors, officers, employees, agents, successors or assigns under, or the escape, seepage, leakage, spillage, discharge, emission, or other release of any Contaminants from, any part of the Leased Premises into the environment including without limitation into or upon any real or personal property or the atmosphere.

Section 17.08 -   Survival of Tenant's Obligations

         The obligations of the Tenant under this Article relating to Contaminants (including, without limitation, the Tenant's obligation regarding remediation and its indemnity) shall survive the expiry or earlier termination of this Lease.

                                   ARTICLE 18
                                  MISCELLANEOUS

Section 18.01 -   Notices

         Any notice, statement or request herein required or permitted to be given by either Party to the other shall be in writing and shall be deemed to have been sufficiently and effectually given if signed by or on behalf of the Party giving the notice and delivered or mailed by registered prepaid post,

         (i)      in the case of notice to the Landlord, to it at:

                           Suite 550
                           800 West Pender Street
                           Vancouver, BC
                           V6C 2V6

         (ii)     in the case of notice to the Tenant, to it at the Leased
                  Premises.

Any such notice given as aforesaid shall be conclusively deemed to have been given, if deliver, on the First Business Day following the date of such delivery, or if mailed, on the fifth Business Day following the date of such mailing. The Landlord may from time to time, by notice to the Tenant, change the address to which notices are to be given. During any interruption, threatened interruption or substantial delay of postal services, such notice shall be delivered or sent by Facsimile addressed as aforesaid.

Section 18.02 -   Registration of Lease

         Neither the Tenant nor anyone on the Tenant's behalf shall register this Lease or any other instrument pertaining to this Lease against the lands, nor shall anyone require this Lease to be in a form registrable under the Land Title Act (British Columbia).

Section 18.03 -   Acceptance

         The Tenant hereby accepts this lease and premises described herein to be held by it as tenant, and subject to the conditions, restrictions and covenants above set forth.

IN WITNESS WHEREOF the Parties hereto have executed this Lease under seal.


890 WEST PENDER LTD.                     CYPOST CORPORATION


Per                                      Per
     ----------------------------            -----------------------------------


Per                                      Per
     ----------------------------            -----------------------------------

                                  SCHEDULE "A"

This is Schedule "A" to a Lease Agreement between 890 West Pender Ltd. & Cypost Corporation, dated January 28, 2000.

                                  [FLOOR PLAN]

                         [Graphic of space floor plan.]

                                  Schedule "B"


          BUILDING PLAN OF LOTS 1, 2 AND 3, BLOCK 31, DISTRICT LOT 541
                            PLAN 210 - PENDER STREET

                        Group 1, New Westminster District

                                  SCHEDULE "C"


                               RULES & REGULATIONS

1. The Tenant shall keep the Leased Premises tidy and free from rubbish which shall be deposited in proper receptacles which are either designated by the Landlord or clearly intended for waste.

2. No cooking or preparation of food shall be permitted in the Leased Premises and no electrical apparatus likely to cause overloading of electrical circuits shall be used therein. No tenant shall cause or permit any unusual or objectionable odours to be produced upon or emanate from the premises.

3. The Tenant shall not use or permit the use of the Leased Premises in such manner as to create any objectionable noises, odours or other nuisance or hazard or to breach the provisions of any municipal by-law or other lawful requirement applicable therein or any requirement of the insurers of the Development.

4. No heavy equipment or safe shall be moved by or for the Tenant accept with the prior written consent of the Landlord, which may be arbitrarily withheld. Such equipment shall be moved upon the appropriate [illegible]-bearing places, stick, or platforms, subject always to direction by the Landlord, and shall take place at such times and by such persons as the Landlord shall have approved.

5. The entrances, lobbies, elevators, staircases and other facilities of the Development shall be used only for access to the Leased Premises and other part of the Development; the Tenant shall not obstruct or misuse such facilities, or permit them to be obstructed or misused by its agents, employees, invitees or others under its consent.

6. The Tenant shall not misuse or damage the Leased Premises or any of the improvements or facilities thereon, or deface or mark any walls or other parts of the Leased Premises, or drive nails, spikes, hooks or screws into the walls or soundwork of the Leased Premises or any other part of the Development.

7. No fixtures, freight or bulky matter shall be moved in or out of the Leased Premises or carried on the elevators of the Development except during such hours as the Landlord shall have approved. Hand trucks and similar appliances shall be equipped with rubber tires and other safeguards approved by the Landlord and shall be used only by prior arrangement with the Landlord.

8. The Tenant shall not perform, patronize or permit any canvassing, selling or peddling in the Development, shall not install in the Leased Premises any machines vending or dispensing refreshments or merchandise (except with the prior written consent of the Landlord) and shall not permit food or beverages to be brought to the Leased Premises except by such means, at such times, and by such persons as have been authorized by the Landlord.

9. No person shall use the Leased Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

10. The Tenant shall permit and facilitate the entry of the Landlord, or those designated by it into the Leased Premises for the purpose of inspection, repair and other proper purposes, and shall not obstruct access to main header ducts, janitor and electrical closets and other necessary means of access to mechanical, electrical and other facilities. The Tenant shall not place any additional locks or other security devices upon any doors of the Leased Premises without the prior written approval of the Landlord, which may be arbitrarily withheld or granted on a conditional basis.

11. The Tenant shall refer to the Development only by the name from time to time designated by the Landlord, and shall use such name only for the business address of the Leased Premises and not for any promotional or other purposes.

12. The Landlord may require that any time other than Business Hours all or any persons entering and leaving the Development identify themselves and register in the manner prescribed by the Landlord for the purposes, may prevent any persons from entering the Leased Premises unless provided with a key thereon and a pass or other authorization from the Tenant in a form satisfactory to the Landlord, and may prevent any person receiving any goods therefrom without written authorization. The Landlord may institute a photo-identification security system in which case identification cards may be obtained from the Landlord at the expense of the Tenant.

13. The Tenant shall receive, ship and take delivery of and allow and require suppliers and others to deliver and take delivery of supplies, fixtures, equipment and furnishings only [illegible].

14. The Tenant shall not interfere with any window coverings installed upon exterior windows, and shall close such window coverings during such hours from desk to dawn as the Landlord may require, and shall not install or operate any interior drapes that will interfere with the exterior appearance of the climate control system of the Development.

15. If an emergency situation shall exist because of fire, explosion or other hazard, or the threat thereof, the Tenant and its agents, servants, contractors, invitees and employees shall, if requested by the Landlord, the Fire Department or the police, vacate the building forthwith in the manner prescribed by the Fire Department.

16. The Leased Premises shall not be used for storage of any inflammable, explosive or dangerous materials or for any purpose which may in any way increase the risk of fire or obstruct or interfere with the rights of other occupants of the building or violate or be at variance with nay laws or regulations of any governmental or regulatory authority.

17. No musical instruments or sound producing equipment or amplifiers which may be heard outside the Leased Premises shall be played or operated on the Leased Premises.

18. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, [illegible] or other [illegible] shall be thrown therein. The Tenant shall be responsible for any change resulting from misuse caused by it or by its agents, servants, employees, licensees or invitees. The Tenant shall not let the water run unless it is in actual use.

19. The Tenant shall give the Landlord prompt written notice of any accident which occurs upon any part of the Development or any defect in the Development, including the Common Areas or the facilities and systems serving the Building.

20. These rules and regulations, together with all reasonable amendments, deletions and additions, are not necessarily of uniform application, but may be waived in whole or in part in respect of other tenants of the Development without affecting their enforceability with respect to the Tenant and the Leased Premises, and may be waived in whole or in part with respect to the Leased Premises without waiving them as to future application to the Leased Premises. The imposition of such rules and regulations shall not create or imply any obligation of the Landlord to enforce them or create any liability of the Landlord [illegible].

21. No animals or birds shall be brought onto any part of the land or building without the consent of the Landlord.

22. No bicycles or vehicles shall be brought into or kept in or about the building or the premises.

23. In the event that the Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equiment within the Building without first securing the prior written approval of the Landlord. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability.

24. Smoking is not permitted within the building.

                                  SCHEDULE "D"


                               SPECIAL PROVISIONS

Attached hereto and forming a part of a lease between 890 WEST PENDER LTD. and CYPOST CORPORATION dated this 24th day of January 2000, and to be initialed by both parties.

Deposit The Landlord acknowledges it currently holds a deposit cheque in the amount of $829.25 to be applied to the last months gross rent including GST. Said deposit shall be held by the Landlord, without liability for interest, as security for the faithful performance by the Tenant of all of the terms, covenants and conditions for this Lease by the said Tenant to be kept and performed during the Term hereof. If at any time during the Term of the Lease any of the Basic Rent herein reserved shall be overdue and unpaid, or any other sums payable by the Tenant to the Landlord hereunder shall be overdue and unpaid, then the Landlord may, at the option of the Landlord (but the Landlord shall not be required to) appropriate and apply any portion of said deposit to the payment of such overdue Basic Rent or other sum.